Exhibit 99.1

Contacts:

Maxim Pharmaceuticals	FischerHealth|PorterNovelli Life Sciences
Larry G. Stambaugh	Aline Schimmel
Chairman and Chief Executive Officer	(212) 601-8278

John D. Prunty
Chief Financial Officer

(858) 453-4040

MAXIM PHARMACEUTICALS REPORTS FISCAL 2005

FINANCIAL RESULTS

SAN DIEGO, Calif., December 14, 2005 — Maxim Pharmaceuticals, Inc. (NASDAQ NM: MAXM, SSE: MAXM) today reported financial results for the fourth quarter and the year ended September 30, 2005.  The net loss applicable to common stock for the fourth quarter ended September 30, 2005 totaled $5.9 million, or $0.21 per share, compared to a net loss applicable to common stock of $14.5 million, or $0.51 per share, for the same period of the prior year.  The net loss applicable to common stock for the year ended September 30, 2005, totaled $27.7 million, or $0.97 per share, compared to a net loss applicable to common stock of $45.0 million, or $1.59 per share, for the prior fiscal year.  The decrease in net loss for the quarter and fiscal year resulted primarily from a reduction in research and development expenses due to the substantial completion of the Company’s Ceplene clinical trials and a reduction in expenses resulting from the October 2004 and February 2005 work force reductions.  These decreases were offset by an increase in general and administrative expenses due to expenses related to the proposed merger with EpiCept Corporation, litigation expenses and compliance with Sarbanes-Oxley.

The Company had cash, cash equivalents and investments totaling $23.0 million at September 30, 2005, and used net cash of $27.6 million in its operations during the year ended September 30, 2005.

“We continue to be enthusiastic about our apoptosis modulator program.  In March 2005, our licensee, Myriad Genetics, entered a Phase 1 human clinical trial with the most advanced candidate from this program.  We also expect to independently file an IND in the first half of 2006 with one of our other lead candidates from this program and establish additional partnerships with our other compounds during 2006.  Separately we plan to file an application for approval of Ceplene in Europe during the first half of 2006 based on our Phase 3 acute myeloid leukemia, AML, trial and are seeking a strategic partner to advance the development and potential commercialization of Ceplene in AML and other indications,” stated Larry G. Stambaugh, Maxim’s Chairman and Chief Executive Officer.

“In September 2005 we announced that we had entered into a definitive merger agreement with EpiCept Corporation.  This transaction will combine two companies to create a specialty pharmaceutical company with a balanced portfolio of pain management and oncology product candidates.  We believe the merger with EpiCept is a good strategic advancement for Maxim shareholders that creates a broader, more balanced portfolio of product candidates with significant market potential,” continued Mr. Stambaugh.

The Company is currently soliciting stockholders as of the record date, November 11, 2005, to approve and adopt the merger agreement with EpiCept Corporation and to approve the merger.  The Company had previously announced that the special meeting of stockholders would be held on December 21, 2005 at 8:00 a.m., local time, at Maxim’s headquarters in San Diego, California for the purpose of considering and voting on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept, Magazine Acquisition Corp., a wholly-owned subsidiary of EpiCept and Maxim.  Stockholders of record who have any questions or need assistance in voting their proxy card, may contact the Company’s proxy solicitor, MacKenzie Partners, Inc., in North America toll free at 800-322-2885 or direct at 212-929-5500 and in Sweden may contact WM Data directly at +46-8-775-02-18.

EpiCept has filed a registration statement that contains a definitive proxy statement/prospectus with the Securities and Exchange Commission.  STOCKHOLDERS OF MAXIM AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS) REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT EPICEPT, MAXIM AND THE PROPOSED MERGER.  Maxim’s stockholders may also obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Maxim and EpiCept, without charge, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and Maxim’s other filings with the SEC can also be obtained, without charge, by directing a request to Maxim Pharmaceuticals, 8899 University Center Lane, Suite 400, San Diego, CA 92122, Attention:  Investor Relations, Telephone:  (858) 453-4040 or MacKenzie Partners, Inc. toll free at (800) 322-2885, or direct at (212) 929-5500.  If you are located in Sweden, you can call direct at +46-8-775-02-18.

Maxim Overview

Maxim is a biopharmaceutical company dedicated to developing innovative cancer therapeutics.  Maxim has completed one Phase 3 clinical trial of Ceplene™ plus Interleukin-2 combination therapy as a remission maintenance therapy for patients with acute myeloid leukemia.  Maxim is also engaged in the discovery and development of small-molecule apoptosis inducers and inhibitors to treat a wide range of disorders, including cancers and degenerative diseases.  Using its proprietary high-throughput screening technology and its chemical genetics approach several lead compounds have been identified.  Current efforts continue toward the development of these compounds either internally or through strategic collaborative arrangements.

Ceplene and the apoptosis compounds are investigational drugs and have not been approved by the U.S. Food and Drug Administration or any international regulatory agency.

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the proposed transaction with EpiCept, the efficacy, safety and intended utilization of Ceplene, the oral histamine formulation, and the apoptosis inducers, and the conduct and results of future clinical trials, and plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Such statements are only predictions and the Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause actual results to differ materially include the risk that Maxim and EpiCept may not be able to complete the proposed transaction, the risk that products that appeared promising in early research and clinical trials do not demonstrate safety or efficacy in larger-scale or later clinical trials, the risk that the Company will not obtain approval to market its products, and the risks associated with the Company’s reliance on outside financing to meet its capital requirements and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates.  These factors and others are more fully discussed in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Note: The Maxim logo is a trademark of Maxim.

Editor’s Note: This release is also available on the Internet at http://www.maxim.com.

(Table Follows)

MAXIM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS  (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30		Year Ended September 30
	2005	2004	2005	2004

Collaboration and research revenue	$97	$625	$1,680	$4,118

Operating expenses:
Research and development	2,431	10,346	17,789	37,923
Business development and marketing	410	2,227	2,318	4,604
General and administrative	3,332	1,440	9,491	6,631
Provisions for note receivable and loan guarantee to/for officers	—	1,330	418	1,330
Total operating expenses	6,173	15,343	30,016	50,488

Loss from operations	(6,076)	(14,718)	(28,336)	(46,370)

Other income (expense):
Investment income	148	250	681	1,467
Interest expense	(7)	(15)	(38)	(72)
Other income	—	3	—	7
Total other income	141	238	643	1,402

Net loss applicable to common stock	$(5,935)	$(14,480)	$(27,693)	$(44,968)

Basic and diluted net loss per share of common stock	$(0.21)	(0.51)	$(0.97)	$(1.59)

Weighted average shares outstanding	28,486,793	28,542,205	28,563,045	28,211,817

SELECTED BALANCE SHEET INFORMATION  (Unaudited)

	September 30, 2005	September 30, 2004

ASSETS
Cash, cash equivalents and investments	$23,030	$52,904
Total assets	30,882	64,185
Long-term liabilities	—	96
Stockholders’ equity	25,630	53,399

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